UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2025

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, the Board of Directors (“Board”) of Karyopharm Therapeutics Inc. (the “Company”) approved, and the Company publicly announced on January 2, 2025, the election of Lori Macomber, age 54, to the position of Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective January 3, 2025. Ms. Macomber served in various positions at Legend Biotech Corporation, a public biotechnology company, including as Chief Financial Officer from May 2022 to January 2025, as Vice President, Finance from March 2021 to May 2022 and as Vice President of Supply Chain Finance and Controller from September 2019 to March 2021. Prior to Legend Biotech Corporation, Ms. Macomber served as Business Unit Controller at Ametek PDS, a leading supplier of components and systems for the aerospace and defense industries, from 2018 to 2019 and as U.S. Chief Financial Officer and Controller of Cello Health from 2017 until 2018. Prior to 2018, Ms. Macomber held various financial positions of increasing responsibilities within the pharmaceutical industry at Eli Lily and Company and Pfizer Inc. (formerly Pharmacia Corporation). Ms. Macomber holds a Bachelor of Science in Accounting from Pennsylvania State University and is a Certified Public Accountant.

Additionally, Ms. Macomber has been designated as the Company’s principal financial officer, effective on January 3, 2025, and Kristin Abate, Vice President, Chief Accounting Officer and Assistant Treasurer, who previously assumed the responsibilities as the Company’s principal financial officer on an interim basis, will relinquish her role as interim principal financial officer effective January 3, 2025.

In connection with her employment with the Company, pursuant to the terms of an offer letter dated December 19, 2024 (the “Offer Letter”), Ms. Macomber will receive an annual base salary of $475,000. Ms. Macomber is also eligible for an annual bonus (commencing with 2025) that targets forty-five percent (45%) of her annualized base salary based upon the achievement of certain performance goals and corporate milestones established by the Company. The achievement of the goals and milestones will be determined in the sole discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”).

In addition, pursuant to the Offer Letter, the Compensation Committee granted to Ms. Macomber, effective as of the Grant Date (as defined below) and as a material inducement to Ms. Macomber entering into employment with the Company, inducement awards consisting of (i) a non-statutory stock option to purchase 650,000 shares of the Company’s Common Stock, $.0001 par value per share (the “Common Stock”) (the “Option Award”) and (ii) 160,000 restricted stock units (the “RSU Award”). These awards were granted pursuant to the Company’s 2022 Inducement Stock Incentive Plan, as amended (the “2022 Inducement Plan”). The Option Award’s exercise price per share will be equal to the closing price per share of the Common Stock on the Nasdaq Global Select Market on January 31, 2025, which is the final day of the month in which Ms. Macomber will commence employment with the Company (the “Grant Date”). The Option Award will vest as to 25% of the shares underlying the Option Award on the first anniversary of the date Ms. Macomber commences employment and as to an additional 1/48th of the total number of shares underlying the Option Award monthly thereafter, subject to Ms. Macomber’s continuous service through each vesting date. The RSU Award will vest as to 33 1/3% of the total number of RSUs granted to Ms. Macomber on each of the three (3) consecutive anniversaries of the Grant Date, subject to Ms. Macomber’s continuous service through each vesting date. Under the terms of the applicable stock option and restricted stock unit agreements (the “Equity Agreements”), if within one year following a Change in Control Event (as defined in each of the respective Equity Agreements) Ms. Macomber’s employment is terminated by her for Good Reason or by the Company or its successor without Cause (each as defined in the 2022 Inducement Plan), the Option Award and RSU Award will be immediately vested and/or exercisable, as applicable, in full.

The Offer Letter also provides that, if Ms. Macomber’s employment is terminated without Cause or she resigns for Good Reason (other than within one year following the consummation of a Change in Control (as defined in the Offer Letter)), she will be entitled to severance pay equal to one month of her then-current base salary for every one month of employment with the Company, not to exceed a total of twelve months of base salary. If Ms. Macomber’s employment is terminated without Cause or she resigns for Good Reason within one year following the consummation of a Change in Control, she will, in lieu of the severance benefits described above, be entitled to receive the following severance benefits: (i) a lump sum payment equivalent to twelve months of Ms. Macomber's base salary as of the date of her termination from employment and (ii) an amount equal to 100% of her target annual bonus for the year in which the termination occurs. In addition, if in connection with the termination of Ms. Macomber’s employment, she elects to continue her and her eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, the Company will pay the premiums to continue such coverage for the lesser of (i) twelve months or (ii) the end of the calendar month in which she becomes eligible to receive group health plan coverage under another employee benefit plan. In addition, under the terms of the Offer Letter, Ms. Macomber will also be eligible to participate in healthcare related, retirement and other benefits available to other employees of the Company.

The foregoing descriptions are qualified in their entirety by the full text of the Offer Letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Ms. Macomber and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Ms. Macomber has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated December 19, 2024, between the Company and Lori Macomber.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 2, 2025	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary